Exhibit 4.9

First Amendment to the

Thomas Group, Inc. 401(k) Savings Plan

Thomas Group, Inc., hereinafter referred to as the “Plan Sponsor,” makes this Amendment, generally effective January 1, 2003, unless otherwise stated.

WHEREAS, the Employer has previously established the Thomas Group, Inc. 401(k) Savings Plan, hereinafter referred to as the “Plan”, for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 8.03 of the Plan, the Plan Sponsor is authorized to amend the Plan; and

NOW, THEREFORE, pursuant to Section 8.03 of the Plan, the following amendment is hereby made and shall be generally effective January 1, 2003, unless otherwise stated:

Section 7.08 Commencement of Benefits is amended by adding the following:

(d)                                  Distributions beginning on or after January 1, 2001 but before January 1, 2003:

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Proposed Regulations under Code Section 401(a)(9) that were issued on January 17, 2001, notwithstanding any provision of the Plan to the contrary.  The terms of the Proposed Regulations shall continue in effect until the end of the 2002 calendar year, which is the end of the last calendar year beginning before the effective date of the Final and Temporary Regulations under Code Section 401(a)(9) that were issued on April 17, 2002.

(e)           Distributions beginning January 1, 2003:

(1)           General Rules

(A)                              Effective Date.  The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(B)                                Coordination with Minimum Distribution Requirements Previously in Effect.  Required minimum distributions for 2002 were made under the Code Section 401(a)(9) 2001 Proposed Regulations.  Beginning January 1, 2003, required minimum distributions shall be made under the Code Section 401(a)(9) Final and Temporary Regulations.

(C)                                Precedence.  The requirements of this article will take precedence over any inconsistent provisions of the Plan.

(D)                               Requirements of Treasury Regulations Incorporated.  All distributions required under this article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(E)                                 TEFRA section 242(b)(2) Elections.  Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(2)           Time and Manner of Distribution.

(A)                              Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(B)                                Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)                                     If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)                               If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)                              If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section, other than subsection (i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (B) and subsection (4), unless subsection (B)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (B)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (B)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (B)(i)), the date distributions are considered to begin is the date distributions actually commence.

In the case when distributions are due to the Participant’s death, unless the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, distributions are considered to begin on the Participant’s required beginning date. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under (i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under (i) above), the date distributions are considered to begin is the date distributions actually commence.

(C)                                Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (3) and (4) of this article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(3)           Required Minimum Distributions During Participant’s Lifetime.

(A)                              Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)                                     the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury regulation section 1.401(a)(9)-9 using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)                                  if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury regulation section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B)                                Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection (3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4)           Required Minimum Distributions After Participant’s Death.

(A)          Death On or After Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)                                  The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)                                  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)           Death Before Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (4)(A).

(ii)                                  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (2)(B)(i), this subsection (4)(B) will apply as if the surviving spouse were the Participant.

(5)           Definitions.

(A)                              Designated beneficiary. The individual who is designated as the beneficiary under section 1.03 of the Plan and is the designated beneficiary under Code section 401(a)(9) Treasury regulation section 1.401(a)(9)-1, Q&A-4.

(B)                                Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (2)(B).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)                                Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury regulation section 1.401(a)(9)-9.

(D)                               Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)                                 Required beginning date. The date specified in subsection (b) of this Section.

IN WITNESS WHEREOF, the Plan Sponsor, has caused this instrument to be executed as of the date specified below.

Thomas Group, Inc.

Dated:	January 1, 2005	By:	/s/ DAVID ENGLISH

		Its:	CFO

Resolution

Thomas Group, Inc.

WHEREAS, Thomas Group, Inc. hereinafter referred to as the “Plan Sponsor” has previously established the Thomas Group, Inc. 401(k) Savings Plan (the “Plan”), for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 8.03 of the Plan, the Board of Directors of the Plan Sponsor (the “Board”) is authorized to amend the Plan on its behalf; and

NOW, THEREFORE BE IT RESOLVED, the Plan is hereby amended to be generally effective as of January 1, 2003;

RESOLVED, that the officers of Thomas Group, Inc., be authorized on its behalf to execute said amendment, together with any and all other instruments of any kind or character required and to take such further action as may be necessary to maintain said plan.

IN WITNESS WHEREOF, the Plan Sponsor has caused this instrument to be executed as of the date specified below.

Thomas Group, Inc.

Dated:	January 10, 2006	By:	/s/ JAMES T. TAYLOR

* * * * * * * * * * * * * * * * * * * *

I, JAMES T. TAYLOR, Secretary, do hereby certify that the above and foregoing is a true and correct copy of an original resolution unanimously adopted by the Board, at their meeting held on the 10 day of January, 2006.

/s/ JAMES T. TAYLOR
Secretary

Unanimous Written Consent in Lieu of a Special Meeting

of the Board of Directors

WHEREAS, Thomas Group, Inc. hereinafter referred to as the “Plan Sponsor” has previously established the Thomas Group, Inc. 401(k) Savings Plan (the “Plan”), for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 8.03 of the Plan, the Board of Directors of the Plan Sponsor (the “Board”) is authorized to amend the Plan on its behalf; and

NOW, THEREFORE BE IT RESOLVED, the Plan is hereby amended to be generally effective as of January 1, 2003;

RESOLVED, that the officers of Thomas Group, Inc., be authorized on its behalf to execute said amendment, together with any and all other instruments of any kind or character required and to take such further action as may be necessary to maintain said plan.

* * * * * * * * * * * * * * * * * * * *

IN WITNESS WHEREOF, the undersigned Board of Directors have executed this Unanimous Consent as of the date indicated.

Thomas Group, Inc.

/s/ JOHN T. CHAIN, JR.		/s/ JAMES T. TAYLOR
Director		Director
Date Signed:	January 11, 2006	Date Signed:	January 10, 2006

/s/ EDWARD P. EVANS		/s/ CHARLES M. HARPER
Director		Director
Date Signed:	January 13, 2006	Date Signed:	January 11, 2006

/s/ DORSEY R. GARDNER		/s/ JIMMY HOULDITCH
Director		Director
Date Signed:	January 11, 2006	Date Signed:	January 10, 2006

/s/ DAVID B. MATHIS
Director
Date Signed:	January 12, 2006